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                                  EXHIBIT 23.2
                                CONSENT OF KPMG
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of SITEL Corporation on Form S-3 of our report dated March 29, 1996 on our audit of the financial statements of Mitre plc and subsidiaries as of December 31, 1994 and 1995 and for the three years in the period ended as of December 31, 1995, incorporated by reference in the Form 8-K of SITEL Corporation for September 3, 1996 which was filed on September 18, 1996, which report appeared in and was incorporated by reference from page F-27 of the Proxy Statement of SITEL Corporation filed July 29, 1996.

                                          KPMG
                                          Chartered Accountants
                                          Registered Auditors

Birmingham, England
September 27, 1996